                                 FIRST SCHEDULE

                               SECURITY AGREEMENT

       THIS SECURITY AGREEMENT is made and entered into as of this _ day of August, 1996 by and between OUT-TAKES, INC. (hereinafter called "Debtor"), a Delaware corporation, with offices at 1419 Peerless Avenue, Los Angeles, California 90035, and Robert H. Shelton and Leah R. Peterson-Shelton (hereinafter collectively called "Creditor"), both of 30 Via Lucca, Apt. F-102, Irvine, California 92712.

       1. As used herein, the following terms shall have the following meanings. Terms not otherwise defined herein shall have the meanings ascribed to them, if any, under the California Commercial Code.

          a. "Accounts" shall mean any and all rights now existing or hereafter arising to payment for merchandise, goods, or commodities sold or leased or to be sold or leased or for services rendered or to be rendered, no matter how evidenced, including accounts, accounts receivable, general intangibles, instruments, documents, purchase orders, notes, drafts, acceptances, chattel paper and other forms of obligations owing to Debtor, all guaranties and security therefor, all merchandise, goods, or commodities returned to or reclaimed by Debtor and all of Debtor's Books (as that term is defined below) relating to any of the foregoing.

          b. "Books" shall mean all of Debtor's books and records, including, without limitation: ledgers; records indicating, summarizing, or evidencing Debtor's assets, Accounts, business operations or financial condition; computer programs; computer discs or tape files; computer runs and other computer printouts; and any other computer prepared information of any kind.

          C. "Chattel Paper" shall mean a writing or writings of whatever sort which evidence a monetary obligation and a security interest in or lease of specific goods.

          d. "Collateral" shall mean those items in which a security interest is granted hereunder pursuant to Paragraph 2 below.

          e. "Deposit Accounts" shall mean any demand, time, savings, passbook or like accounts maintained with a bank, savings and loan association, credit union or like organization and any renewals, extensions and/or replacements thereof, and all proceeds and accretions, including, without limitation, interest and other property at any time and from time to time receivable or otherwise entitled to be received on account thereof.

          f. "Documents" shall mean any and all documents of title, bills of lading, dock warrants, dock receipts, and warehouse receipts and shall include, without limitation, other documents which purport to be issued by a bailee and purport to cover goods in the bailee's possession which are either identified or are fungible portions of an identified mass.

          g. "Equipment" shall mean any and all things moveable or which are fixtures which are used or bought for use primarily in the business of Debtor, wherever located, now or hereafter existing, including, but not limited to all software applications, photography rigs, computer network systems, computer hardware, printers, and office furniture and all parts thereof and all additions and accessions thereto and replacements thereof.

          h. "Event of Default" shall mean any of those events described in Paragraph 9 below.

          i. "Fixtures" shall mean all plant fixtures, business fixtures, and other fixtures and storage, office facilities, wherever located, now or hereafter existing, and all additions and accessions thereto and replacements therefor and products thereof.

          j. "Instruments" shall mean any and all negotiable instruments, securities (certificated and uncertificated) and every other writing which evidences a right to the payment of money.

          k. "Insurance" shall mean any and all policies of Insurance and the proceeds thereof on or covering any or all of the Collateral.

          l. "Inventory" shall mean any and all of Debtor's goods, merchandise and other personal property, wherever located, now or hereafter existing, including, without limitation, those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service or are raw materials, work in process, finished materials, or materials used or consumed, or to be used or consumed, in Debtor's business, and shall include, without limitation, all packing and shipping materials, wherever located; and all other items hereafter acquired by Debtor by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and the resulting product or mass, and any documents of title representing any of the above.

          m. "Obligations" shall mean any and all liabilities, debts, and obligations of Debtor to Creditor pursuant to clauses 2 and 3 of the Settlement and Mutual Release Agreement between the Debtor, the Creditor and Photo Corporation Group Pty., Ltd. dated August _, 1996.

          n. "Other Property" shall mean all of Debtor's personal property other than Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Instruments and Inventory, including, without limitation, patents, service marks, trademarks, trade names, copyrights and proprietary rights, and general intangibles.

       2. As security for the payment by Debtor to Creditor of the Obligations, Debtor hereby grants to Creditor a continuing security interest in all of the following: Inventory, Accounts, Documents, Equipment, Deposit Accounts, Instruments, Fixtures, Chattel Paper, Other Property, and goods and commodities, whether now held or hereafter acquired (including all returns, rejections and repossessions and whether raw materials, work in progress, or materials used or consumed in Debtor's business), whether or not such be in the actual or constructive possession of Debtor, and together with all proceeds arising from any of the foregoing, and all Insurance proceeds of any and all of the foregoing.

       3. Debtor represents and warrants to Creditor that:

          a. Debtor is duly organized and existing in good standing in the jurisdiction of its incorporation without limit as to the duration of its existence, and is duly qualified and in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary;

          b. The execution, delivery and performance of this Security Agreement are within Debtor's powers, have been duly authorized and are not in conflict with applicable law or the terms of any charter, bylaws or other incorporation papers;

          c. Any and all financial information, including any and all Books, records, Documents and other information relating to the Collateral, submitted by Debtor to Creditor, whether previously or in the future, is or will be genuine, true and correct and prepared in accordance with generally accepted accounting principles, consistently applied, and no such financial information omits or will omit any material facts necessary to make such information not misleading;

          d. All Accounts are and will, at all times pertinent hereto, be bona fide existing obligations created by sale and delivery of merchandise or rendition of services to customers in the ordinary course of business, free of liens and security interests and unconditionally owed to Debtor without defenses, disputes, offsets, counterclaims, rights of return or cancellation, and Debtor has no knowledge of any fact, including, without limitation, any imminent or threatened bankruptcy, insolvency, or financial embarrassment of any account debtor, which would impair the validity or collectibility of any of the Accounts or Instruments, and each obligor liable upon the Accounts or Instruments has and will have capacity to contract;

          e. Debtor shall keep Inventory at locations under its control.

          f. Debtor's federal taxpayer number is 95-4363944;

          g. The name of Debtor appearing in the first paragraph of this Security Agreement is the true, complete and correct name of Debtor; and Debtor conducts business only under the following trade names and styles:

                                    Out-Takes

          h. Debtor will not, without the prior written consent of Creditor (which consent shall not be unreasonably withheld), sell, lease, or otherwise dispose of, move or transfer, any of Debtor's assets, including, without limitation, the Collateral, except in the ordinary course of business;

          i. Debtor will not, without the prior written consent of Creditor (which consent shall not be unreasonably withheld), change its name, business structure, corporate identity or structure; add any new fictitious or trade names; liquidate; merge or consolidate with or into any other business organization;

          j. Debtor will not, without the prior written consent of Creditor, incur any debts outside the ordinary course of business, except renewals or extensions of existing debts and interest thereon, nor make any advances or loans except in the ordinary course of business as presently conducted;

          k. Debtor does now keep and hereafter at all times shall keep and furnish to Creditor on demand upon an Event of Default correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory and Accounts, including, without limitation, the age and amount of each account, the name and address of each account debtor, and the merchandise giving rise to such account;

          l. Inventory is not now and hereafter shall not be, without the prior written consent of Creditor, stored with a bailee, warehouseman or similar party, or in the event of such storage, Debtor will concurrently therewith cause any such bailee, warehouseman or similar party to issue and deliver to Creditor, in form and substance acceptable to Creditor, warehouse receipts in Creditor's name evidencing the storage of such inventory;

          m. There are no actions or proceedings pending by or against Debtor or any guarantor of Debtor before any court or administrative agency, and Debtor has no knowledge of any pending, threatened, or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving Debtor or any guarantor of Debtor, except as heretofore specifically disclosed in writing to Creditor or reflected in the Books.

          n. The Debtor shall not allow any UCC-1 financing statement whether now existing or hereafter filed to have priority over the UCC-1 financing statement contemplated by the terms of the Settlement and Mutual Release Agreement between the Debtor, the Creditor and Photo Corporation Group Pty. Ltd. dated August _, 1996.

       4. Until Creditor exercises its rights to collect proceeds and amounts with respect to the Collateral, Debtor will collect with diligence any and all proceeds with respect to the Collateral, at its own expense. Upon the occurrence and continuance of any Event of Default, upon Creditor's written request, any collection of proceeds with respect to the Collateral by Debtor, whether in the form of cash, checks, notes or other instruments for the payment of money (properly endorsed or assigned where required to enable Creditor to collect same) or otherwise, shall be in trust for Creditor, and Debtor shall keep all such collections separate and apart from all other funds and property so as to be capable of identification as the property of Creditor and shall deliver them together with the proceeds of all cash sales, daily to Creditor in the identical form received.

       5. Until Creditor exercises its rights to collect the Accounts, Inventory and Instrument proceeds pursuant to Paragraph 8, Debtor may continue its respective present policies with respect to returned merchandise and adjustments. However upon an Event of Default and, upon request by Creditor, Debtor shall immediately notify Creditor of all cases involving returns, rejections, repossessions and loss or damage of or to merchandise represented by the Accounts or Instruments or constituting Inventory and of any credits, adjustments or disputes arising in connection with the goods or services represented by the Accounts or Instruments or constituting Inventory in excess of $5,000 and, in any of such events, Debtor will immediately pay to Creditor from its own funds (and not from the proceeds of Accounts, Inventory or Instruments) for application to any Obligation, the amount of any credit for such returned or repossessed merchandise and adjustments made.

       6. Anything herein to the contrary notwithstanding:

          a. Debtor shall remain liable under the contracts and agreements included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed.

          b. The exercise by Creditor of any of the rights hereunder shall not release Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral; and

          c. Creditor shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall Creditor be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

       7. Debtor shall upon an Event of Default (i) permit representatives of Creditor to inspect the Collateral and the respective Books and records relating to the Collateral and make extracts therefrom at any reasonable time and to arrange for verification of the Accounts, under reasonable procedures, acceptable to Creditor, directly with the account debtors or otherwise at Debtor's expense; (ii) promptly notify Creditor of any attachment or other legal process levied against any of the Collateral and any information received by Debtor relative to the Collateral, the account debtors or other persons obligated in connection therewith, which may in any way affect the value of the Collateral or the rights and remedies of Creditor in respect thereto; (iii) reimburse Creditor upon demand for any and all legal costs, including reasonable attorney's fees and accountants' fees, and other expenses incurred in collecting any sums payable by Debtor under any Obligation secured hereby, enforcing any term or provision of this Security Agreement or otherwise or in the checking, handling and collection of the Collateral and the preparation and enforcement of any agreement relating thereto, whether by nonjudicial or judicial action; (iv) promptly notify Creditor of each location at which the Collateral is or will be kept, other than for temporary processing, storage or similar purposes, and of any removal thereof to a new location, including, without limitation, each office of Debtor at which Books or records relating to the Accounts are kept;
(v) maintain policies of Insurance insuring the Collateral against loss or damage by such risks and in such amounts and forms as are reasonably determined prudent by the Debtor; (vi) do all acts necessary to maintain, preserve and protect all Collateral, keep all Collateral in good condition and repair and prevent any waste or unusual or unreasonable depreciation thereof; and (vii) execute and deliver to Creditor further documents and instruments and such other acts and things as Creditor may reasonably request in order to effectuate fully the purpose and intent of this Security Agreement. In the event of a failure by the Debtor so to do, the Debtor hereby irrevocably makes and appoints Creditor (and any of Creditor's officers, employees, or agents) as Debtor's true and lawful attorney-in-fact with power to sign on behalf of Debtor on any financing statements, continuation statements, security agreement, mortgage, assignment, certificate of title, affidavit, letter of authority, notice or similar document which must be executed and/or filed in order to perfect or continue perfected Creditor's security interest in the Collateral. Debtor hereby recognizes and agrees that the power of attorney herein granted is coupled with an interest and shall not be revocable until the Obligations are fully repaid at which time such Power of Attorney shall immediately cease.

       8. Creditor may at any time, without prior notice to Debtor, collect proceeds and amounts in respect of the Collateral and may give notice of assignment to any and all account debtors, and Debtor hereby irrevocably constitutes and appoints Creditor (and any of Creditor's officers, employees or agents) its irrevocable, true and lawful attorney-in-fact to enforce in Debtor's name or in Creditor's name or otherwise all rights of Debtor in the Collateral and to do any and all things necessary and proper to carry out the purpose of this Security Agreement, provided, however, that Creditor may exercise said collection rights and its rights and powers as said attorney-in-fact only upon the occurrence and continuance of an Event of Default. Debtor hereby recognizes and agrees that the power of attorney herein granted is coupled with an interest and shall not be revocable until the Obligations are fully repaid at which time such Power of Attorney shall immediately cease.

       9. Any one or more of the following events shall constitute an Event of Default under this Security Agreement;

          a. If any representation, statement, report or certificate made or delivered by Debtor or any of its officers, directors, employees, or agents or any guarantor of Debtor to Creditor is not materially true and correct;

          b. If Debtor fails to pay when due and payable, or within seven (7) calendar days of receipt of a written notice from the Creditor to the Debtor detailing the amount payable and requesting payment, or otherwise fails to perform when due, any of the Obligations;

          c. If Debtor becomes insolvent or makes an assignment for the benefit of creditors (whether with respect to Creditor or otherwise);

          d. If any proceeding by or against Debtor or any guarantor of Debtor is commenced under any bankruptcy, reorganization, arrangement, readjustment of debt or moratorium law or statute, or for Debtor's dissolution or liquidation and is not withdrawn or stayed within 28 days of commencement;

          e. Other than in respect of those accounts payable referred to in Appendix 1, if any writ of attachment, garnishment, execution or other legal process is issued against any property of Debtor or any guarantor of the Obligations and is not timely and diligently contested, provided that (i) such contest is permitted by law, (ii) such contest has the effect of staying any further action against any property of Debtor or any guarantor of the Obligations, (iii) Debtor posts any security required by law which security shall be reasonably satisfactory to Creditor, and (iv) said contest does not subject Creditor to civil or criminal penalties;

          f. Other than in respect of those accounts payable referred to in Appendix 1, if any assessment is made against Debtor or any guarantor of Debtor for any taxes, other than on real property, by any federal or state government, or any department thereof, and is not timely and diligently contested, provided that such contest is permitted by law, has the effect of staying any further action against Debtor or any guarantor of the Obligations, Debtor posts any security required by law which security shall be reasonably satisfactory to Creditor, and said contest does not subject Creditor to civil or criminal penalties;

          g. If Debtor is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, and Debtor does not timely and diligently contest the same, provided that (i) such contest is permitted by law, (ii) such contest has the effect of staying any further action against the Debtor's business affairs, (iii) Debtor posts any security required by law which security shall be reasonably satisfactory to Creditor, and (iv) said contest does not subject Creditor to civil or criminal penalties;

          h. Other than in respect of those accounts payable referred to in Appendix 1, if there is a default in any agreement between Debtor and third parties and such third parties accelerate the maturity of any of Debtor's indebtedness;

          i. If Debtor makes any payment on account of indebtedness which has been subordinated to Debtor's Obligations to Creditor other than pay accounts payable arising in the ordinary course of business consistent with past practices; and

          j. Unless otherwise specified above in this Paragraph 9, if Debtor otherwise fails or neglects to perform, keep or observe in any material respect, any term, condition, agreement, warranty or representation contained in this Security Agreement or any other presently existing or future agreement between Debtor and Creditor, within twenty one (21) days after written notice from Creditor of such failure or neglect.

       10. Upon the occurrence of any Event of Default, Creditor may, at its election, without notice of its election and without demand, do any one or more of the following, successively or concurrently, all of which are authorized by
Debtor:

           a. Declare all of Debtor's Obligations for payment of money, whether evidenced by installment notes, demand notes or otherwise, immediately due and payable.

           b. Cease advancing money or extending credit to Debtor under any agreement between Debtor and Creditor, and terminate any agreement for financial accommodation to or for the benefit of Debtor.

           c. Immediately or from time to time enter the premises where the Collateral is located, take possession of all or any part of the Collateral, wherever it may be found, using all necessary force to do so, and Debtor waives all claims for damages due to or arising from or connected with any such taking.

           d. Require Debtor to assemble the Collateral, or any part of it, at a place designated by Creditor which is reasonably convenient to Debtor and Creditor.

           e. Pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Creditor appears to be prior or superior to its security interest and to pay all expenses incurred therewith. Any payment or expense so incurred shall become part of Debtor's Obligations to Creditor, payable on demand, and secured hereby.

           f. Do such other acts as Creditor deems reasonable to protect its interest in the Collateral, including, without limitation, repairing or reconditioning, finishing, maintaining, preparing for sale, or storing such Collateral. Any expenses thereof shall become part of Debtor's Obligations, payable on demand, and secured hereby.

           g. From time to time, by way of one or more contracts or transactions, proceed in the foreclosure of Creditor's security interest and sale of the Collateral or any part of it, in any manner permitted by law or provided for herein.

           h. Sell, lease, or otherwise dispose of the Collateral or any part of it, with or without having the Collateral, or any part of it, at the place of sale, upon terms and in such manner as Creditor may determine, and Creditor may purchase same at any such sale. Any notice of sale, disposition or other intended action sent to Debtor at least fourteen (14) days prior to such action shall constitute reasonable notice.

           i. Apply to a court of competent jurisdiction for appointment of a receiver of Debtor to take possession of, operate, manage, maintain, and preserve Debtor's business and assets for the benefit of Creditor;

           j. Apply to a court of competent jurisdiction for a writ of possession or attachment against any of Debtor's assets notwithstanding the existence or value of any security for the Obligations.

           k. Exercise any remedies of a secured party under the California Commercial Code, and any other remedies available at law, in equity, or by separate agreement with the Debtor.

       11. If sufficient sums are not realized upon any disposition of the Collateral to pay all Obligations to Creditor and any expenses, including reasonable attorneys' fees, of such disposition, Debtor hereby promises to pay immediately any resulting deficiency.

       12. Creditor shall in no way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in value thereof; or (d) any act of default of any carrier, warehouseman, bailee, forwarding agency, or any other person whomsoever. All risk or loss, damage or destruction of inventory shall be borne by Debtor.

       13. No failure or delay on the part of Creditor in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law, in equity, or by separate agreement with Debtor.

       14. No amendment, modification, termination, or waiver of any provision of this Security Agreement nor consent to any departure by Debtor therefrom shall in any event be effective unless the same shall be in writing and signed by Creditor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Debtor in any case shall entitle Debtor to any other or further notice or demand in similar or other circumstances.

       15. All notices, requests, demands, directions and other communications provided for hereunder shall be in writing and mailed, certified mail return receipt requested, transmitted by telecopier, or personally delivered, as elected by the party giving such notice, to the applicable party at the address indicated below:

       If to Debtor:

              Out-Takes, Inc.
              1419 Peerless Avenue, Suite 116
              Los Angeles, California 90035
              Telecopier Number: (310) 788-0160
              Attn: President

       And with a copy to:

              Mr. Hillel T. Cohn
              Graham & James LLP
              801 South Figueroa Street
              14th Floor
              Los Angeles, California 90017-5554
              Telecopier Number: (213) 623-4581

       If to Creditor:

              Robert H. Shelton and Leah R. Peterson
              30 Via Lucca,
              Apt. F-102, Irvine, California 92712
              Telecopier Number: (714) 851-1297

       and with a copy to:

              William D. Ellis
              Morgan Lewis & Bockius LLP
              801 South Grand Avenue
              Los Angeles, California 90017-4615
              Telecopier Number: (213) 612-2554

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Paragraph. All such notices, requests, demands, directions and other communications shall be effective (i), when mailed, five (5) days after being deposited in the mails addressed as aforesaid with postage prepaid, (ii) when delivered personally, upon delivery pursuant to this Paragraph, or (iii) on the next business day after transmission if transmitted by telecopier (and appropriate answerbacks have been received).

       16. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

       17. Debtor waives the right to plead the statute of limitations as a defense to any and all obligations contained in this Security Agreement or secured by it to the full extent permissible by law. Time and exactitude of each of the terms, obligations, covenants and conditions are declared to be of the essence of this Security Agreement.

       18. This Security Agreement shall take effect immediately upon the execution by Debtor, and the execution hereof by Creditor shall not be required as a condition to the effectiveness of this Security Agreement. The provision for execution of this Security Agreement by Creditor is only for purposes of filing a Memorandum of this Security Agreement under the Uniform Commercial Code, if execution hereof by Creditor is required for purposes of such filing.

       19. Nothing herein shall in any way limit the effect of the conditions set forth in any other security or other agreement executed by Debtor, but each and every condition hereof shall be in addition thereof.

       20. This Security Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties. Creditor may assign this Security Agreement and its rights and duties hereunder without prior notice to or consent of the Debtor.

       21. DEBTOR AND CREDITOR HEREBY AGREE TO WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SECURITY AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Security Agreement, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Debtor and Creditor each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Security Agreement and that each will continue to rely on the waiver in their related future dealings. Debtor and Creditor further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT

AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SECURITY AGREEMENT. In the event of litigation, this Security Agreement may be filed as a written consent to a trial by the court.

       22. This Security Agreement is and shall be governed by and construed in accordance with the laws of the state of California, except to the extent that the validity or perfection of the security interests hereunder or remedies hereunder in respect of any particular Collateral are governed by the laws of a jurisdiction other than the state of California.

       23. Creditor and Debtor agree to file any action arising out of, or relating to, this Security Agreement with the Superior Court of the State of California for the County of Los Angeles, Central District (the "Court") and waive all objections to personal jurisdiction and venue of the Court for such purposes, except that Creditor and Debtor may file any action relating to the disposition of any Collateral located beyond the territorial jurisdiction of the Court with any court of competent jurisdiction.

       24. Debtor hereby consents to service of process in any action, wherever filed, arising out of, or relating to, this Security Agreement by first class United States mail, postage prepaid, to the address of Debtor set forth in, or that which Debtor designates pursuant to, Paragraph 15 of this Security Agreement.

       25. In the event either party files an action to enforce or interpret the terms of this Security Agreement, the prevailing party shall be entitled to receive its reasonable attorneys' fees and costs from the losing party.

       IN WITNESS WHEREOF, the parties have executed this Security Agreement, effective as of the date first written above.

DEBTOR:                                       CREDITOR:

Out-Takes, Inc.                               Robert H. Shelton and
                                              Leah R. Peterson-Shelton

By:__________________________                 _______________ _______________
Name:________________________
Title:_______________________

                                   APPENDIX I


NIL

                     ATTACHMENT TO UCC-1 FINANCING STATEMENT

Debtor's Name: OUT-TAKES,  INC.

Continuation of Item 6: DESCRIPTION OF COLLATERAL

       This financing statement covers all right, title and interest in, to and under the following, in each case whether now or hereafter existing and whether now owned or hereafter acquired and regardless of where located (all of which being hereinafter collectively called the "Collateral"):

       Inventory, Accounts, Documents, Equipment, Deposit Accounts, Instruments, Fixtures, Chattel Paper, Other Property, and goods and commodities, whether now held or hereafter acquired (including all returns, rejections and repossessions and whether raw materials, work in progress, or materials used or consumed in Debtor's business), whether or not such be in the actual or constructive possession of Debtor, and together with all proceeds arising from any of the foregoing, and all Insurance proceeds of any and all of the foregoing.

       As used herein, the following terms shall have the following meanings. Terms not otherwise defined herein shall have the meanings ascribed to them, if any, under the California Commercial Code.

       a. "Accounts" shall mean any and all rights now existing or hereafter arising to payment for merchandise, goods, or commodities sold or leased or to be sold or leased or for services rendered or to be rendered, no matter how evidenced, including accounts, accounts receivable, general intangibles, instruments, documents, purchase orders, notes, drafts, acceptances, chattel paper and other forms of obligations owing to Debtor, all guaranties and security therefor, all merchandise, goods, or commodities returned to or reclaimed by Debtor and all of Debtor's Books(as that term is defined below) relating to any of the foregoing.

       b. "Books" shall mean all of Debtor's books and records, including, without limitation: ledgers; records indicating, summarizing, or evidencing Debtor's assets, Accounts, business operations or financial condition; computer programs; computer discs or tape files; computer runs and other computer printouts; and any other computer prepared information of any kind.

       c. "Chattel Paper" shall mean a writing or writings of whatever sort which evidence a monetary obligation and a security interest in or lease of specific goods.

       d. "Collateral" shall mean those items in which a security interest is granted hereunder pursuant to Paragraph 2 of the Security Agreement.

       e. "Deposit Accounts" shall mean any demand, time, savings, passbook or like accounts maintained with a bank, savings and loan association, credit union or like organization and any renewals, extensions and/or replacements thereof, and all proceeds and accretions, including, without limitation, interest and other property at any time and from time to time receivable or otherwise entitled to be received on account thereof.

       f. "Documents" shall mean any and all documents of title, bills of lading, dock warrants, dock receipts, and warehouse receipts and shall include, without limitation, other documents which purport to be issued by a bailee and purport to cover goods in the bailee's possession which are either identified or are fungible portions of an identified mass.

       g. "Equipment" shall mean any and all things moveable or which are fixtures which are used or bought for use primarily in the business of Debtor, wherever located, now or hereafter existing, including, but not limited to all software applications, photography rigs, computer network systems, computer hardware, printers, and office furniture and all parts thereof and all additions and accessions thereto and replacements thereof.

       h. "Fixtures" shall mean all plant fixtures, business fixtures, and other fixtures and storage, office facilities, wherever located, now or hereafter existing, and all additions and accessions thereto and replacements therefor and products thereof.

       i. "Instruments" shall mean any and all negotiable instruments, securities (certificated and uncertificated) and every other writing which evidences a right to the payment of money.

       j. "Insurance" shall mean any and all policies of Insurance and the proceeds thereof on or covering any or all of the Collateral.

       k. "Inventory" shall mean any and all of Debtor's goods, merchandise and other personal property, wherever located, now or hereafter existing, including, without limitation, those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service or are raw materials, work in process, finished materials, or materials used or consumed, or to be used or consumed, in Debtor's business, and shall include, without limitation, all packing and shipping materials, wherever located; and all other items hereafter acquired by Debtor by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and the resulting product or mass, and any documents of title representing any of the above.

       l. "Obligations" shall mean any and all liabilities, debts, and obligations of Debtor to Creditor pursuant to clauses 2 and 3 of the Settlement and Mutual Release Agreement between the Debtor, the Creditor and Photo Corporation Group Pty. Ltd. dated August _, 1996.

       m. "Other Property" shall mean all of Debtor's personal property other than Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Instruments and Inventory, including, without limitation, patents, service marks, copyrights, proprietary rights, and general intangibles.

                                 SECOND SCHEDULE

The purpose of this schedule is to list the major points the Parties anticipate putting in place in order to "operationalize" the Fine Art Series. Subject to further refinement, these are as follows:


Summary/                      LPS and RHS are planning to produce approximately
  Program Format              ten (10) portraiture backgrounds "inspired by"
                              transparencies of classical 17th, 18th, 19th and early-20th century impressionist paintings licensed through the Bridgeman Art Library and other sources (collectively, the "Properties").
                              The original painter's subject(s) will be removed from all Properties, and a likeness of clients will be substituted using photography and computer retouching. These composite images will be printed on silver-halide as well as watercolor paper, and offered to the Company's customers as a "Signed
                              Edition" from sittings that LPS will personally photograph during appointments scheduled in offpeak hours at the Irvine Studio. To the extent both Parties agree, the Properties may also be offered at a reduced price as "Artist-Approved
                              Reproductions" that will be photographed by the Company's permanent staff according to LPS' training direction.


Preparation of                RHS and LPS will be responsible for the selection
     Backgrounds              and preparation of the original backgrounds using
                              computer equipment made available by the Company at times which do not interfere with normal operation of the Irvine Studio. The Company will also provide scanning services for the original transparencies as well as assistance to pre-program the motion control system. After taking in account the Company's priority to first browser all Christmas Card images shown in the Company's card brochure, the Company will enter at least four (4) of these backgrounds into the image browser as and when the initial preparation work has been completed. If a CD can be burned in order to provide for temporarily loading the images into the system so as not to deplete server space when they are not in active use, the Company will cooperate to browser the remaining images as and when time permits. The tentative target date for RHS and LPS to have the initial group of images ready to be added to the browser is September 15, 1996.

Product Samples               Once the images have been browsered, LPS and
                              Gerry Wersh will work to photograph test subjects into each image. When acceptable sample photographs have been taken, RHS and LPS will be responsible for retouching the subject foregrounds. The Company will then print and display in a prominent studio location 3-to-5 product samples printed in at least a 16" x 20" size on watercolor paper. In addition, the Company will have samples of all other available images in sizes up to and including 16" x 20" to show prospects who express interest in the series.

Marketing Slick/              RHS will prepare a marketing slick and a pricing
  Pricing Slick               sheet that will describe the Fine Art Photography,
                              LPS and those painters whose work inspired
                              Properties in the series. These slicks will be printed 2-sided on 8 1/2" x 11" 100# glossy stock using a 5-color press, and copies will be kept in a literature rack available to interested persons who come into the studio.

Video Presentation            The planned video presentation in the studio will
                              include at least one segment dedicated to Fine Art
                              Photography and including a testimonial from a happy client.

Customer Interest-Cards       The Company's permanent staff will encourage all
                              persons who express a possible interest in Fine
                              Art Photography to fill out and leave a Customer
                              Interest Card. The information from these cards will be forwarded to LPS at least once a week.

LPS Follow-Up                 LPS will be responsible for following up with
                              these prospects by calling all of those persons who filled out a Customer Interest Card, and discussing with them their photographic needs. As appropriate, LPS will schedule appointments for photography sittings at the Irvine Studio involving these prospects.

Photography Sittings          All sittings will be scheduled for off-peak days
                              and hours (i.e., at times other than on weekdays after 8 PM or on weekends during normal business hours), or at times that have been agreed in advance with the Irvine Studio manager. Customer demand permitting, LPS is planning to schedule appointments for approximately two (2) sitting days per month for the next twelve (12) months, each with multiple sittings spaced at 1-2 hour intervals.

                              These will be high service level sessions; and LPS will be responsible for overseeing all aspects of make-up, wardrobe and the photography sitting. The Company will provide one photo assistant, the computer operator and a greeter, each of whom will work with LPS to hold distractions to a minimum and to assist clients to have the best possible service and experience while in the Irvine Studio.

Proofs and Sales              All backgrounds and studio lighting will be
                              programmed into the image browser; and the computer operator will prepare "Artist Proofs" for review by the client immediately following the session. LPS will also conduct the pre-sale and order process; and the Company's sales personnel will assist to ring up these sales or to collect customer deposits to the extent double-bookings make it impossible for LPS to adequately serve all clients' needs.

Retouching                    Following the session, LPS will complete an order
                              form detailing the clients' retouching
                              instructions. The Company's computer operator will be responsible for following these instructions and painting those portions of the composite in order to fit into the background artwork. This work will be in accordance with a training manual that will be prepared by RHS for each image and/or supplemented by retouching support provided by RHS/LPS or a person(s) hired by RHS/LPS, if required. Retouching work requiring labor time to be expended beyond normal staffing levels (whether by the Company, RHS/LPS or artists hired by them) will be treated as "Extra Personnel" costs and therefore deducted prior to calculating all revenue splits.

Printing After proofs from the retouching work are approved, the Company will coordinate the printing of each piece (both from Metrums and through service bureaus for Iris prints) in accordance with written instructions.

Completion                    After the work is printed, LPS will manually sign
                              and number it within the edition, and will schedule an appointment to meet the client in order to show them the piece(s) and collect the balance. LPS will coordinate with the client the timing for any follow-up meetings, and may use one of the two conference rooms in the Irvine Studio for such presentations at off-peak times or other times agreed in advance with the Irvine Studio manager.

Edition Length                The pricing and discrete number of prints that
                              will be offered within each Signed Edition will be subject to mutual agreement, but is assumed to be approximately 50+/- for each Property, at prices that are somewhat lower than the pricing the Company set for the Michael Campbell series -- probably closer to the prices set for unsigned pieces associated with Michael Campbell.

Revenue Splits                All Net Revenues, as calculated based on the
                              attached formula, will be split 50%/50% between the Company and RHS/LPS. The costs associated with preparing product samples, licensing rights, design and printing of the marketing slick, customer cards and other materials will be regarded as "Reimbursable Amounts" in the attached formula, and thereby repaid pro-rata to the respective contribution by the Company and/or
                              RHS/LPS before any other splits of Net Revenues.

Artist-Approved               LPS is concerned that "approved reproductions"
  Reproductions               such as those which we have contemplated for
                              Michael Campbell will hurt the ability to market the series, particularly given her lower intended prices on this work. At least initially, therefore, the images will only appear on the image browser and be used to photograph clients when LPS is present in the studio and the work will only be offered as Signed Editions photographed by LPS.

                              To the extent the Company and RHS/LPS subsequently agree to add a lower priced product line photographed by the Company's permanent personnel and offered at an even lower rate, LPS will train such photographers, the backgrounds will be left on the image browser at all times and the Company will be permitted to offer under the license contemplated in the Settlement Agreement "approved reproductions" of the Properties using the lighting and camera instructions, wardrobe, set pieces and print retouching techniques RHS and LPS develop for each.

Right to End                  In the event that the Irvine Studio is closed
  the  Series Early           before the expiration of twelve (12) months or
                              that for any two (2) consecutive months, the Signed Editions operate at a Net Loss based on the attached formula, then either the Company or RHS/LPS shall have the unilateral right to discontinue pursuing the Fine Art Photography work.

Gross Revenues from:
      Sale of portraits                                             $
      Sponsorship payments
      Reproduction of Signature Series
      Sales of frames and accessories for the above
        Sub-total, Gross Revenues                                   ___________

Deductions for:
      Sales Taxes
      Percentage rent (7%) to Irvine Company
      Out-lab costs (prints, mounts, frames)
      In-house direct consumables @ $0.50 per sheet used
      Make-up artist
      Extra personnel (over normal shift staffing for day)
      Payroll Taxes and indirect costs of above personnel
        Sub-Total, Deductions                                       ___________


Net Revenue (Gross Revenues - Deductions)                           $

Adjusted by (if applicable):
      Reimburse advances by one Party to the other
      Reimburse amounts advanced by either Party for --
      Brochures
      Paid Advertising
      Payments to third-parties relating to Fine Art Series

        Sub-total, Adjustments                                      ___________

Available for Distribution (Net Revenue - Adjustments)              $

Split of the "Available for Distribution" Amount
        50% to Robert H. Shelton and Leah. R. Peterson Shelton
        50% to Out-Takes

                                 THIRD SCHEDULE
                                 --------------

 PAYMENT    DATE                   CONTRACT OBLIGATIONS                                            DISCOUNTED OBLIGATIONS
----------------  ---------------------------------------------------------------   ----------------------------------------------
Contractual  Pmt (Excludes benefit of discount available if there has been no Default) RHS         LRS
 Date Due     #         RHS            LRS          Total        Cum Total          15.1020%     16.7365%     Total      Cum Total
------------ ---  --------------   -----------  -------------  -------------        ---------  -----------  ---------- -----------
 6-Sep-96    1        29,447.10     18,015.10     47,462.20      47,462.20          25,000.00   15,000.00   40,000.00    40,000.00
20-Sep-96    2         5,698.31      3,641.75      9,340.06      56,802.26           4,837.75    3,032.25    7,870.00    47,870.00
 4-Oct-96    3         5,698.31      3,641.75      9,340.06      66,142.32           4,837.75    3,032.25    7,870.00    55,740.00
18-Oct-96    4         5,698.31      3,641.75      9,340.06      75,482.38           4,837.75    3,032.25    7,870.00    63,610.00
 1-Nov-96    5         5,698.31      3,641.75      9,340.06      84,822.44           4,837.75    3,032.25    7,870.00    71,480.00
15-Nov-96    6         5,698.31      3,641.75      9,340.06      94,162.50           4,837.75    3,032.25    7,870.00    79,350.00
29-Nov-96    7         5,698.31      3,641.75      9,340.06     103,502.56           4,837.75    3,032.25    7,870.00    87,220.00
13-Dec-96    8         5,698.31      3,641.75      9,340.06     112,842.62           4,837.75    3,032.25    7,870.00    95,090.00
27-Dec-96    9         5,698.31      3,641.75      9,340.06     122,182.68           4,837.75    3,032.25    7,870.00   102,960.00
10-Jan-97   10         9,776.44      6,245.23     16,021.67     138,204.35           8,300.00    5,200.00   13,500.00   116,460.00
24-Jan-97   11         9,776.44      6,245.23     16,021.67     154,226.02           8,300.00    5,200.00   13,500.00   129,960.00
 7-Feb-97   12         3,332.23      2,145.00      5,477.23     159,703.25           2,829.00    1,786.00    4,615.00   134,575.00
21-Feb-97   13         3,332.23      2,145.00      5,477.23     165,180.49           2,829.00    1,786.00    4,615.00   139,190.00
 7-Mar-97   14         3,332.23      2,145.00      5,477.23     170,657.72           2,829.00    1,786.00    4,615.00   143,805.00
21-Mar-97   15         3,332.23      2,145.00      5,477.23     176,134.95           2,829.00    1,786.00    4,615.00   148,420.00
 4-Apr-97   16         3,332.23      2,145.00      5,477.23     181,612.18           2,829.00    1,786.00    4,615.00   153,035.00
18-Apr-97   17         3,332.23      2,145.00      5,477.23     187,089.41           2,829.00    1,786.00    4,615.00   157,650.00
 2-May-97   18         3,332.23      2,145.00      5,477.23     192,566.64           2,829.00    1,786.00    4,615.00   162,265.00
16-May-97   19         3,332.23      2,145.00      5,477.23     198,043.87           2,829.00    1,786.00    4,615.00   166,880.00
30-May-97   20         3,332.23      2,145.00      5,477.23     203,521.11           2,829.00    1,786.00    4,615.00   171,495.00
13-Jun-97   21         3,332.23      2,145.00      5,477.23     208,998.34           2,829.00    1,786.00    4,615.00   176,110.00
27-Jun-97   22         3,332.23      2,145.00      5,477.23     214,475.57           2,829.00    1,786.00    4,615.00   180,725.00
11-Jul-97   23         3,332.23      2,145.00      5,477.23     219,952.80           2,829.00    1,786.00    4,615.00   185,340.00

THIRD SCHEDULE, CONTINUED--

  PAYMENT   DATE                     CONTRACT OBLIGATIONS                                      DISCOUNTED OBLIGATIONS
----------------  ---------------------------------------------------------------   ----------------------------------------------
Contractual  Pmt(Excludes benefit of discount available if there has been no Default)  RHS        LRS
 Date Due     #          RHS           LRS          Total       Cum Total            15.0000%   15.0000%      Total     Cum Total
------------ ---  --------------   -----------  -------------  ------------         ---------  -----------  ----------  -----------
25-Jul-97    24        3,332.23      2,145.00      5,477.23     225,430.03           2,829.00   1,786.00     4,615.00   189,955.00
 8-Aug-97    25        3,332.23      2,145.00      5,477.23     230,907.26           2,829.00   1,786.00     4,615.00   194,570.00
22-Aug-97    26        3,332.23      2,145.00      5,477.23     236,384.50           2,829.00   1,786.00     4,615.00   199,185.00
 5-Sep-97    27        3,332.23      2,145.00      5,477.23     241,861.73           2,829.00   1,786.00     4,615.00   203,800.00
19-Sep-97    28        3,332.23      2,145.00      5,477.23     247,338.96           2,829.00   1,786.00     4,615.00   208,415.00
 3-Oct-97    29        3,332.23      2,145.00      5,477.23     252,816.19           2,829.00   1,786.00     4,615.00   213,030.00
17-Oct-97    30        3,332.23      2,145.00      5,477.23     258,293.42           2,829.00   1,786.00     4,615.00   217,645.00
31-Oct-97    31        3,332.23      2,145.00      5,477.23     263,770.65           2,829.00   1,786.00     4,615.00   222,260.00
14-Nov-97    32        3,332.23      2,145.00      5,477.23     269,247.88           2,829.00   1,786.00     4,615.00   226,875.00
28-Nov-97    33        3,332.23      2,145.00      5,477.23     274,725.12           2,829.00   1,786.00     4,615.00   231,490.00
12-Dec-97    34        3,332.23      2,145.00      5,477.23     280,202.35           2,829.00   1,786.00     4,615.00   236,105.00
26-Dec-97    35        3,332.23      2,145.00      5,477.23     285,679.58           2,829.00   1,786.00     4,615.00   240,720.00
 9-Jan-98    36        3,332.23      2,145.00      5,477.23     291,156.81           2,829.00   1,786.00     4,615.00   245,335.00
23-Jan-98    37        3,332.23      2,145.00      5,477.23     296,634.04           2,829.00   1,786.00     4,615.00   249,950.00
 6-Feb-98    38        3,332.23      2,145.00      5,477.23     302,111.27           2,829.00   1,786.00     4,615.00   254,565.00
20-Feb-98    39        3,332.23      2,145.00      5,477.23     307,588.50           2,829.00   1,786.00     4,615.00   259,180.00
 6-Mar-98    40        3,332.23      2,145.00      5,477.23     313,065.74           2,829.00   1,786.00     4,615.00   263,795.00
20-Mar-98    41        3,332.23      2,145.00      5,477.23     318,542.97           2,829.00   1,786.00     4,615.00   268,410.00
 3-Apr-98    42        3,332.23      2,145.00      5,477.23     324,020.20           2,829.00   1,786.00     4,615.00   273,025.00
17-Apr-98    43          769.16        833.50      1,602.66     325,622.86             653.00     694.00     1,347.00   274,372.00
                     ----------    ----------    ----------     ==========         ---------- ----------   ----------   ==========
Total of Above       198,654.86    126,968.00    325,622.86                        168,654.00 105,718.00   274,372.00
                     ==========    ==========    ==========                        ========== ==========   ==========


Note: All amounts shown exclude interest and payroll tax withholdings, which will be computed as provided for in the Settlement Agreement.

                                 THIRD SCHEDULE
                                 --------------

  PAYMENT DATE                             CONTRACT OBLIGATIONS (REQUIRED IF ANY PAYMENT IS EVER IN DEFAULT)
----------------  ------------------------------------------------------------------------------------------------------------------
                   (Excludes benefit of discount available if there has been no Default)
Contractual  Pmt                                                               Withholdings Interest at  Interest Total Anticipated
Date Due      #         RHS            LRS        Pre-Tax Total    Cum Total     Tax @ 35%     8.25%      Payment       Payment
------------ ---  --------------   -----------    -------------  -------------  ----------- -----------  --------  -----------------
 6-Sep-96      1      29,447.10     18,015.10      47,462.20       47,462.20     16,611.77    204.33       204.33     31,054.76
20-Sep-96      2       5,698.31      3,641.75       9,340.06       56,802.26      3,269.02    552.92                   6,071.04
 4-Oct-96      3       5,698.31      3,641.75       9,340.06       66,142.32      3,269.02    533.71                   6,071.04
18-Oct-96      4       5,698.31      3,641.75       9,340.06       75,482.38      3,269.02    514.50                   6,071.04
 1-Nov-96      5       5,698.31      3,641.75       9,340.06       84,822.44      3,269.02    495.29     2,096.43      8,167.47
15-Nov-96      6       5,698.31      3,641.75       9,340.06       94,162.50      3,269.02    476.08                   6,071.04
29-Nov-96      7       5,698.31      3,641.75       9,340.06      103,502.56      3,269.02    456.87                   6,071.04
13-Dec-96      8       5,698.31      3,641.75       9,340.06      112,842.62      3,269.02    437.66                   6,071.04
27-Dec-96      9       5,698.31      3,641.75       9,340.06      122,182.68      3,269.02    418.45     1,789.05      7,860.09
10-Jan-97     10       9,776.44      6,245.23      16,021.67      138,204.35      5,607.58    385.49                  10,414.09
24-Jan-97     11       9,776.44      6,245.23      16,021.67      154,226.02      5,607.58    352.54                  10,414.09
 7-Feb-97     12       3,332.23      2,145.00       5,477.23      159,703.25      1,917.03    341.27                   3,560.20
21-Feb-97     13       3,332.23      2,145.00       5,477.23      165,180.49      1,917.03    330.01     1,409.31      4,969.51
 7-Mar-97     14       3,332.23      2,145.00       5,477.23      170,657.72      1,917.03    318.74                   3,560.20
21-Mar-97     15       3,332.23      2,145.00       5,477.23      176,134.95      1,917.03    307.47                   3,560.20
 4-Apr-97     16       3,332.23      2,145.00       5,477.23      181,612.18      1,917.03    296.21                   3,560.20
18-Apr-97     17       3,332.23      2,145.00       5,477.23      187,089.41      1,917.03    284.94     1,207.36      4,767.57
 2-May-97     18       3,332.23      2,145.00       5,477.23      192,566.64      1,917.03    273.68                   3,560.20
16-May-97     19       3,332.23      2,145.00       5,477.23      198,043.87      1,917.03    262.41                   3,560.20
30-May-97     20       3,332.23      2,145.00       5,477.23      203,521.11      1,917.03    251.14                   3,560.20
13-Jun-97     21       3,332.23      2,145.00       5,477.23      208,998.34      1,917.03    239.88     1,027.11      4,587.31
27-Jun-97     22       3,332.23      2,145.00       5,477.23      214,475.57      1,917.03    228.61                   3,560.20
11-Jul-97     23       3,332.23      2,145.00       5,477.23      219,952.80      1,917.03    217.35                   3,560.20

THIRD SCHEDULE, CONTINUED --

PAYMENT DATE                         CONTRACT OBLIGATIONS (CONTINUED FROM PREVIOUS PAGE)
----------------  -----------------------------------------------------------------------------------------------------------------
                 (Excludes benefit of discount available if there has been no Default)
Contractual  Pmt                                                             Withholdings  Interest at  Interest  Total Anticipated
 Date Due     #          RHS           LRS          Total        Cum Total     Tax @ 35%     8.25%       Payment        Payment
----------- -------  ------------  ------------  -----------  -------------  -------------  ---------   --------- -----------------
25-Jul-97     24       3,332.23      2,145.00    5,477.23      225,430.03      1,917.03     206.08                    3,560.20
 8-Aug-97     25       3,332.23      2,145.00    5,477.23      230,907.26      1,917.03     194.82        846.86      4,407.06
22-Aug-97     26       3,332.23      2,145.00    5,477.23      236,384.50      1,917.03     183.55                    3,560.20
 5-Sep-97     27       3,332.23      2,145.00    5,477.23      241,861.73      1,917.03     172.28                    3,560.20
19-Sep-97     28       3,332.23      2,145.00    5,477.23      247,338.96      1,917.03     161.02                    3,560.20
 3-Oct-97     29       3,332.23      2,145.00    5,477.23      252,816.19      1,917.03     149.75        666.60      4,226.80
17-Oct-97     30       3,332.23      2,145.00    5,477.23      258,293.42      1,917.03     138.49                    3,560.20
31-Oct-97     31       3,332.23      2,145.00    5,477.23      263,770.65      1,917.03     127.22                    3,560.20
14-Nov-97     32       3,332.23      2,145.00    5,477.23      269,247.88      1,917.03     115.95                    3,560.20
28-Nov-97     33       3,332.23      2,145.00    5,477.23      274,725.12      1,917.03     104.69        486.35      4,046.55
12-Dec-97     34       3,332.23      2,145.00    5,477.23      280,202.35      1,917.03      93.42                    3,560.20
26-Dec-97     35       3,332.23      2,145.00    5,477.23      285,679.58      1,917.03      82.16                    3,560.20
 9-Jan-98     36       3,332.23      2,145.00    5,477.23      291,156.81      1,917.03      70.89                    3,560.20
23-Jan-98     37       3,332.23      2,145.00    5,477.23      296,634.04      1,917.03      59.63        306.10      3,866.30
 6-Feb-98     36       3,332.23      2,145.00    5,477.23      302,111.27      1,917.03      48.36                    3,560.20
20-Feb-98     39       3,332.23      2,145.00    5,477.23      307,588.50      1,917.03      37.09                    3,560.20
 6-Mar-98     40       3,332.23      2,145.00    5,477.23      313,065.74      1,917.03      25.83                    3,560.20
20-Mar-98     41       3,332.23      2,145.00    5,477.23      318,542.97      1,917.03      14.56        125.84      3,686.04
 3-Apr-98     42       3,332.23      2,145.00    5,477.23      324,020.20      1,917.03       3.30                    3,560.20
17-Apr-98     43         769.16        833.50    1,602.66      325,622.86        560.93       0.00          3.30      1,045.02
                     ----------    ----------  ----------      ==========    ==========  =========     =========    ==========
Total of Above       198,654.86    126,968.00  325,622.86                    113,968.00  10,168.64     10,168.64    221,823.50
                     ==========    ==========  ==========                    ==========  =========     =========    ==========

PAYMENT DATE                 DISCOUNTED OBLIGATIONS (APPLICABLE SO LONG AS PAYMENTS ARE MADE IN A TIMELY MANNER)
----------------  ----------------------------------------------------------------------------------------------------------------
Contractual   Pmt         RHS         LRS                                    Withholdings Interest at  Interest  Total Anticipated
Date Due       #       15.1020%     16.7365%       Total        Cum Total      Tax @ 35%    8.25%       Payment       Payment
----------- ------- ------------  ------------  -----------  --------------- ------------  ---------   ---------  ----------------
 6-Sep-96      1      25,000.00     15,000.00   40,000.00       40,000.00     14,000.00     172.17       172.17     26,172.17
20-Sep-96      2       4,837.75      3,032.25    7,870.00       47,870.00      2,754.50     465.88                   5,115.50
 4-Oct-96      3       4,837.75      3,032.25    7,870.00       55,740.00      2,754.50     449.69                   5,115.50
18-Oct-96      4       4,837.75      3,032.25    7,870.00       63,610.00      2,754.50     433.51                   5,115.50
 1-Nov-96      5       4,837.75      3,032.25    7,870.00       71,480.00      2,754.50     417.32     1,766.40      6,881.90
15-Nov-98      6       4,837.75      3,032.25    7,870.00       79,350.00      2,754.50     401.13                   5,115.50
29-Nov-96      7       4,837.75      3,032.25    7,870.00       87,220.00      2,754.50     384.94                   5,115.50
13-Dec-96      8       4,837.75      3,032.25    7,870.00       95,090.00      2,754.50     368.76                   5,115.50
27-Dec-96      9       4,837.75      3,032.25    7,870.00      102,960.00      2,754.50     352.57     1,507.40      6,622.90
10-Jan-97     10       8,300.00      5,200.00   13,500.00      116,460.00      4,725.00     324.80                   8,775.00
24-Jan-97     11       8,300.00      5,200.00   13,500.00      129,960.00      4,725.00     297.03                   8,775.00
 7-Feb-97     12       2,829.00      1,786.00    4,615.00      134,575.00      1,615.25     287.54                   2,999.75
21-Feb-97     13       2,829.00      1,786.00    4,615.00      139,190.00      1,615.25     278.05     1,187.43      4,187.18
 7-Mar-97     14       2,829.00      1,786.00    4,615.00      143,805.00      1,615.25     268.56                   2,999.75
21-Mar-97     15       2,829.00      1,786.00    4,615.00      148,420.00      1,615.25     259.06                   2,999.75
 4-Apr-97     16       2,829.00      1,786.00    4,615.00      153,035.00      1,615.25     249.57                   2,999.75
18-Apr-97     17       2,829.00      1,786.00    4,615.00      157,650.00      1,615.25     240.08     1,017.27      4,017.02
 2-May-97     18       2,829.00      1,786.00    4,615.00      162,265.00      1,615.25     230.59                   2,999.75
16-May-97     19       2,829.00      1,786.00    4,615.00      166,880.00      1,615.25     221.09                   2,999.75
30-May-97     20       2,829.00      1,786.00    4,615.00      171,495.00      1,615.25     211.60                   2,999.75
13-Jun-97     21       2,829.00      1,786.00    4,615.00      176,110.00      1,615.25     202.11       865.39      3,865.14
27-Jun-97     22       2,829.00      1,786.00    4,615.00      180,725.00      1,615.25     192.62                   2,999.75
11-Jul-97     23       2,829.00      1,786.00    4,615.00      185,340.00      1,615.25     183.13                   2,999.75

  THIRD SCHEDULE

 PAYMENT DATE                                  DISCOUNTED OBLIGATIONS (CONTINUED FROM PREVIOUS PAGE)
----------------  ----------------------------------------------------------------------------------------------------------------
Contractual  Pmt         RHS           LRS                                   Withholdings Interest at  Interest  Total Anticipated
  Date Due    #       15.1020%       16.7365%     Total        Cum Total       Tax @ 35%     8.25%      Payment       Payment
----------- ------- ------------  ------------  -----------  --------------  ------------ ----------   ---------  ----------------
25-Jul-97     24       2,829.00      1,786.00    4,615.00      189,955.00      1,615.25     173.63                  2,999.75
 8-Aug-97     25       2,829.00      1,786.00    4,615.00      194,570.00      1,615.25     164.14       713.52     3,713.27
22-Aug-97     26       2,829.00      1,786.00    4,615.00      199,185.00      1,615.25     154.65                  2,999.75
 5-Sep-97     27       2,829.00      1,786.00    4,615.00      203,800.00      1,615.25     145.16                  2,999.75
19-Sep-97     28       2,829.00      1,786.00    4,615.00      208,415.00      1,615.25     135.66                  2,999.75
 3-Oct-97     29       2,829.00      1,786.00    4,615.00      213,030.00      1,615.25     126.17       561.64     3,561.39
17-Oct-97     30       2,829.00      1,786.00    4,615.00      217,645.00      1,615.25     116.68                  2,999.75
31-Oct-97     31       2,829.00      1,786.00    4,615.00      222,260.00      1,615.25     107.19                  2,999.75
14-Nov-97     32       2,829.00      1,786.00    4,615.00      226,875.00      1,615.25      97.69                  2,999.75
28-Nov-97     33       2,829.00      1,786.00    4,615.00      231,490.00      1,615.25      88.20       409.76     3,409.51
12-Dec-97     34       2,829.00      1,786.00    4,615.00      236,105.00      1,615.25      78.71                  2,999.75
26-Dec-97     35       2,829.00      1,786.00    4,615.00      240,720.00      1,615.25      69.22                  2,999.75
 9-Jan-98     36       2,829.00      1,786.00    4,615.00      245,335.00      1,615.25      59.72                  2,999.75
23-Jan-98     37       2,829.00      1,786.00    4,615.00      249,950.00      1,615.25      50.23       257.88     3,257.63
 6-Feb-98     38       2,829.00      1,786.00    4,615.00      254,565.00      1,615.25      40.74                  2,999.75
20-Feb-98     39       2,829.00      1,786.00    4,615.00      259,180.00      1,615.25      31.25                  2,999.75
 6-Mar-98     40       2,829.00      1,786.00    4,615.00      263,795.00      1,615.25      21.76                  2,999.75
20-Mar-98     41       2,829.00      1,786.00    4,615.00      268,410.00      1,615.25      12.26       106.01     3,105.76
 3-Apr-98     42       2,829.00      1,786.00    4,615.00      273,025.00      1,615.25       2.77                  2,999.75
17-Apr-98     43         653.00        694.00    1,347.00      274,372.00        471.45       0.00         2.77       878.32
                     ----------    ----------  ----------      ==========     =========   ========     ========   ==========
Total of Above       168,654.00    105,718.00  274,372.00                     96,030.20   8,567.63     8,567.63   186,909.43
                     ==========    ==========  ==========                     =========   ========     ========   ==========